UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT

TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

HOMEOWNERS CHOICE, INC.

(Exact name of registrant as specified in its charter)

Florida	20-5961396
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5300 West Cypress Street, Suite 100 Tampa, Florida	33607
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, no par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:   Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

This registration statement is filed with the Securities and Exchange Commission in connection with the registrant’s transfer of its listing of common stock to the New York Stock Exchange.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the common stock, no par value (the “Common Stock”), of Homeowners Choice, Inc. (the “Registrant”) is set forth in the section captioned “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-3 (File No. 333-180322), originally filed with the Securities and Exchange Commission on March 23, 2012, as may be amended from time-to-time, which description is incorporated herein by reference.

Item 2.	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Homeowners Choice, Inc.

Date: October 19, 2012	By:	/s/ Richard R. Allen
	Name:	Richard R. Allen
	Title:	Chief Financial Officer (Principal Financial and Accounting Officer)